EXHIBIT 4.1


                         Radiance Asset Management, LLC
                            10 High Street, Suite 701
                                Boston, MA 02110



                                 January 4, 2016



TSC UITS 18
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                           TSC UITS 18
                  TSC Zacks Dividend Leaders Portfolio, 1Q 2016
               TSC Sabrient Earnings Advantage Portfolio, 1Q 2016
                   TSC Dow(R) Strategic 10 Portfolio, 1Q 2016
               --------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-207809 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Radiance Asset Management, LLC as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                RADIANCE ASSET MANAGEMENT, LLC


                                By    /s/ JEROME A. VAINISI
                                  -----------------------------
                                         Jerome A.Vainisi
                                     Chief Executive Officer